UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/22/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 22, 2012 and June 28, 2012, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") entered into separate Subscription Agreements with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the sale and purchase of $4,625,000 of unsecured senior subordinated nonconvertible promissory notes (the "Bridge Notes") and warrants (the "Investor Warrants") to purchase shares of the Company's common stock (the "Private Placement"). The Company received gross proceeds of $4,625,000, of which $2,375,000 was paid in cash and $2,250,000 was paid by the cancellation of unsecured convertible notes owed by the Company to certain of the Investors that participated in the Private Placement that were scheduled to mature on various dates during October 2012 and November 2012 (the "Cancelled Convertible Notes"). The net cash proceeds from the Private Placement will be used for general working capital purposes. The foregoing description of the separate Securities Purchase Agreement is qualified by reference to the complete terms of such agreements, the form of which is included herewith as Exhibit 10.1 and incorporated herein by reference.

The Bridge Notes are unsecured obligations of the Company and are subordinate in all respects to the Company's senior secured indebtedness. Interest accrues at a rate of 12% per year and is payable quarterly in arrears on October 1, January 1, April 1 and July 1. The Bridge Notes mature fifteen months following the date of issuance but the Company can prepay, in whole or in part, at any time without penalty. Upon the occurrence of an event of default, the Investor has the right to accelerate the maturity date. Events of default are: (i) cessation of the Company's business; (ii) bankruptcy, appointment of a receiver, assignment for the benefit of creditors, or the Company's written admission that it is unable to pay its debts as they become due; (iii) the failure to pay the interest due on the Bridge Note within three business days of when due; and (iv) a payment default on any Bridge Note held by another Investor. The foregoing description of the Bridge Notes is qualified by reference to the complete terms of such Bridge Notes, the form of which is included herewith as Exhibit 10.2 and incorporated herein by reference.

Each Investor received an Investor Warrant entitling the Investor to purchase shares of the Company's common stock equal in number to 60% of the principal amount of such Investor's Bridge Note divided by the closing price of the Company's common stock on June 21, 2012 or June 27, 2012, as applicable. In addition, each Investor that surrendered a Cancelled Convertible Note received an additional 20% warrant coverage in consideration for such Investor's surrender of the warrant that was issued to such Investor when the Cancelled Convertible Note was originally purchased (the "Prior Warrants"). Each Investor Warrant entitles the Investor to purchase one share of the Company's common stock at a price of $0.85 per share. Each Prior Warrant entitled the holder to purchase one share of the Company's common stock at a price of $2.64 per share. In total, the Company issued 4,749,029 Investor Warrants, of which 660,601 were issued in exchange for the surrender and cancellation of 880,478 Prior Warrants. The Investor Warrants cannot be exercised for a period of six months from the date of issuance, have a term of five years, contain customary anti-dilution provisions and permit cashless exercise if at the time of exercise there is not an effective registration statement covering the shares underlying the Investor Warrants. The foregoing description of the Investor Warrants is qualified by reference to the complete terms of such Investor Warrant, the form of which is included herewith as Exhibit 10.3 and incorporated herein by reference.

The Company paid its placement agent a cash fee equal to $371,250 for services rendered in connection with the Private Placement.

The Bridge Notes, Investor Warrants and shares of common stock issuable upon exercise of the Investor Warrants (collectively, the "Securities") have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

Item 1.02.    Termination of a Material Definitive Agreement

The disclosures under Item 1.01 regarding the Cancelled Convertible Notes and Cancelled Warrants are incorporated in this Item 1.02 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made in Item 1.01 are incorporated in this Item 3.02 by reference. The Securities were issued to accredited investors in transactions exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. The transactions did not involve a public offering, the sales of the Securities were made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Subscription Agreement
10.2 Form of Bridge Note
10.3 Form of Investor Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: June 28, 2012	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-10.2	Form of Bridge Note
EX-10.3	Form of Investor Warrant